                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Chesapeake Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                                    [L O G O]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                                  March 23, 2001



To the Stockholders of
Chesapeake Corporation:



         We are pleased to invite you to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the SUNTRUST BANK AUDITORIUM, 4TH FLOOR, 919 EAST MAIN STREET, RICHMOND, VIRGINIA, on Wednesday, April 25, 2001, at 10:00 A.M., for the following purposes:

                (1) to elect three directors to serve until the 2004 annual meeting of stockholders; and

                (2) to transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 5, 2001, are entitled to notice of, to vote at and to participate in the meeting.

         YOU ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. YOU MAY ALSO VOTE BY TELEPHONE. INSTRUCTIONS FOR THIS CONVENIENT VOTING METHOD ARE SET FORTH ON THE ENCLOSED PROXY CARD.



                                             By order of the Board of Directors:


                                                     J. P. Causey Jr.
                                                     Secretary

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS



                                     [LOGO]




                               GENERAL INFORMATION

         Solicitation of the enclosed proxy is made by and on behalf of Chesapeake Corporation for use at the annual meeting of stockholders to be held at the SUNTRUST BANK AUDITORIUM, 4TH FLOOR, 919 EAST MAIN STREET, RICHMOND, VIRGINIA, on Wednesday, April 25, 2001, and at any adjournments of such meeting. An annual report, including financial statements for the fiscal year ended December 31, 2000, is enclosed with this proxy statement.

         The expense of this solicitation will be paid by the Corporation. Officers, directors and employees of the Corporation may make solicitations of proxies by telephone or telegraph or by personal calls. The firm of D.F. King & Co., Inc., has been retained to assist in the solicitation of proxies at a fee estimated not to exceed $6,500, plus direct out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

         The Corporation's charter authorizes the issuance of up to 60,000,000 shares of Common Stock ($1 par value) ("Common Stock") and 500,000 shares of Preferred Stock ($100 par value). Only stockholders of record at the close of business on March 5, 2001, are entitled to notice of, to vote at and to participate in the meeting. On the record date, the stock issued and outstanding consisted of 15,094,060 shares of Common Stock. Holders of Common Stock will vote as a single class at the annual meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

         A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

         This proxy statement and the enclosed form of proxy were first mailed to stockholders on March 23, 2001.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Corporation's Board of Directors is divided into three classes. At the annual meeting, three directors are expected to be elected to Class III to hold office for a term of three years and until their respective successors are duly elected and qualified. Robert L. Hintz, a director since 1985 whose term as a director in Class III expires as of the 2001 annual meeting of stockholders, is not eligible for re-election because the Corporation's bylaws do not permit election or re-election of a person who has attained the age of 70 years. Hugh
V. White, Jr., a director in Class I elected to serve until the 2002 annual meeting of stockholders, has agreed to resign as a director in Class I as of the 2001 annual meeting of stockholders and has been nominated for election in Class III to permit the Corporation to have as nearly equal a number of directors in each class as possible, as required by the Corporation's Articles of Incorporation.

                         INFORMATION CONCERNING NOMINEES

       Class III (to serve until the 2004 annual meeting of stockholders)

                                                 Name and Age;                                        Director
                                            Principal Occupation or                                 Continuously
                                        Employment During Last Five Years                              Since

        [PHOTO]                 THOMAS H. JOHNSON, 51                                                   1997

                                Chairman, President and Chief Executive Officer of the Corporation (since 2000); former
                                President and Chief Executive Officer of the
                                Corporation (1997-2000); former Vice Chairman
                                (1996-1997) and President and Chief Executive
                                Officer (1989-1996), Riverwood International
                                Corporation, a forest products and packaging company.


        [PHOTO]                 FRANK S. ROYAL, 61                                                      1990

                                Physician; Director of HCA - The Healthcare
                                Company, CSX Corporation, Dominion Resources,
                                Inc. and SunTrust Banks, Inc.


        [PHOTO]                 HUGH V. WHITE, JR., 67                                                  1999

                                Senior Counsel, Hunton & Williams, the
                                Corporation's principal law firm (since 1999);
                                former Partner, Hunton & Williams.

Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the three persons named above. Each of the nominees is currently a director and has served continuously since the year he joined the Corporation's Board. If any of the nominees should become unavailable, the Board of Directors may designate substitute nominees, for whom the proxies will be voted. In the alternative, the Board may reduce the size of the Class to the number of remaining nominees, for whom the proxies will be voted.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT MESSRS. JOHNSON AND WHITE AND DR. ROYAL TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2004 ANNUAL MEETING.


                         DIRECTORS CONTINUING IN OFFICE

         There are seven directors whose present term of office will continue until 2002 or 2003, as indicated below, and until their respective successors are duly elected and qualified. Each has served continuously since the year he joined the Corporation's Board.

        Class I (to serve until the 2002 annual meeting of stockholders)

                                                   Name and Age;                                       Director
                                              Principal Occupation or                                Continuously
                                         Employment During Last Five Years                              Since

        [PHOTO]                 SIR DAVID FELL, 58                                                      2000

                                Chairman and Director, Northern Bank Limited, a banking and financial services company (since
                                1998); Non-executive Chairman, Boxmore
                                International PLC, a printing and packaging company (1998-2000); Head of the Northern
                                Ireland Civil Service and Second Permanent Under
                                Secretary of State in the Northern Ireland
                                Office (1991-1997); Director of Fred Olsen
                                Energy ASA and Dunloe Ewart plc.


        [PHOTO]                 JOHN W. ROSENBLUM, 57                                                   1984

                                Professor, University of Richmond (since 2000);
                                former Dean, Jepson School of Leadership
                                Studies, University of Richmond (1996-2000);
                                former Tayloe Murphy Professor of Business
                                Administration (1993-1996), Darden Graduate
                                School of Business Administration, University of
                                Virginia; Director of Comdial Corporation, Cone
                                Mills Corporation and Grantham, Mayo, Van
                                Otterloo & Co. LLC.


        [PHOTO]                 RICHARD G. TILGHMAN, 60                                                 1986

                                Retired (since 2000); former Vice Chairman and
                                Director, SunTrust Banks, Inc., a bank holding company (1999-2000); former Chairman of the Board and Chief Executive Officer, Crestar
                                Financial Corporation, a bank holding company
                                (1986-1999).



        Class II (to serve until the 2003 annual meeting of stockholders)

                                               Name and Age;                                          Director
                                          Principal Occupation or                                   Continuously
                                     Employment During Last Five Years                                 Since

        [PHOTO]                 JAMES E. ROGERS, 56                                                     1999

                                President, SCI Investors, Inc., a private equity investment firm; Director of Owens & Minor,
                                Inc., Caraustar Industries, Inc., Cadmus
                                Communications Corporation and Wellman, Inc.


        [PHOTO]                 WALLACE STETTINIUS, 68                                                  1980

                                Retired (since 1995); Director of Cadmus
                                Communications Corporation.


        [PHOTO]                 JOSEPH P. VIVIANO, 62                                                   1988

                                Retired (since 2000); former Vice Chairman
                                (1999-2000) and Director, Hershey Foods
                                Corporation, a manufacturer of confectionery products; former President and Chief Operating
                                Officer (1993-1998), Hershey Foods Corporation;
                                Director of Harsco Corporation, Huffy
                                Corporation and R.J. Reynolds Tobacco Holdings
                                Company, Inc.


        [PHOTO]                 HARRY H. WARNER, 65                                                     1978

                                Financial Consultant; former Chairman of the Board (Non-executive) of the Corporation
                                (1998-2000); Director of Allied Research
                                Corporation and Virginia Management Investment
                                Corp.

         The Board of Directors meets regularly in February and alternate months thereafter during the year. During the last year, there were eleven meetings of the Board.

         The Board has standing Executive, Audit, Executive Compensation and Nominating Committees. Members of the Executive Committee are Messrs. Johnson (Chairman), Hintz, Royal, Viviano and Warner. During the last year, there was one meeting of the Executive Committee. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee is empowered to and does act for the Board of Directors on certain matters.

         Members of the Audit Committee are Messrs. Hintz (Chairman), Rogers, Rosenblum, Royal and Stettinius. During the last year, there were five meetings of the Audit Committee. The Audit Committee recommends an independent public accounting firm to be selected by the Board of Directors for the upcoming year. The Audit Committee reviews and approves various audit functions, including the year-end audit performed by the Corporation's independent public accountants. The Corporation's internal auditors and independent public accountants regularly report directly to the Audit Committee.

         Members of the Executive Compensation Committee (the "Compensation Committee") are Messrs. Viviano (Chairman), Hintz, Rosenblum and Tilghman. During the last year, there were five meetings of the Compensation Committee. The Compensation Committee approves officer salaries, other than the salary for the Chief Executive Officer (the "CEO"), approves officer incentive awards, grants stock options, stock awards and performance share awards, and recommends to the Board of Directors the remuneration for the CEO, general remuneration plans for all management personnel and other employee remuneration plans.

         Members of the Nominating Committee are Dr. Royal (Chairman) and Messrs. Fell, Stettinius, Tilghman and White. During the last year, there were three meetings of the Nominating Committee. The Nominating Committee reviews the performance and attendance of directors, recommends to the full Board of Directors persons to serve as directors of the Corporation and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or re-election to the Board of Directors. Stockholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating Committee. Notice of nominations made by stockholders with respect to the 2002 annual meeting must be received in writing by the Secretary of the Corporation no earlier than January 7, 2002, and no later than February 1, 2002, and must set forth (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of capital stock of the Corporation beneficially owned by each such nominee.

         The Board of Directors has also established a Committee of Outside Directors composed of those directors who are not and have never been employees of the Corporation. The Committee of Outside Directors meets regularly, usually in conjunction with, but separately from, regular meetings of the Board of Directors. The Committee of Outside Directors evaluates the performance of the CEO, reviews the senior organizational structure of the Corporation and, when appropriate, recommends a successor for the CEO. The Chairman of the Committee of Outside Directors acts as spokesperson for the outside directors and as their liaison with the CEO.

         During 2000, all directors attended at least 75% of the meetings of the Board of Directors and the committees to which they were assigned.

                            COMPENSATION OF DIRECTORS

         Employee directors of the Corporation are not paid for their service on the Board of Directors or any Board committee. Non-employee directors receive an annual retainer of $22,000 for Board service, an attendance fee of $1,500 for each day attending a Board or committee meeting and reimbursement of expenses. Mr. Warner, the former non-employee Chairman of the Board, received an additional retainer of $32,150 during 2000 as compensation for the portion of the year that he acted as Chairman. Other committee Chairmen each receive an additional annual retainer of $5,000. The Chairman of the Committee of Outside Directors receives an additional annual retainer of $50,000 during the period that there is an employee Chairman of the Board.

         Prior to 1997, the Corporation had a Directors' Deferred Compensation Plan under which directors could defer all or a portion of their fees until their retirement or another specified date. Interest accrues on the balance of the deferred account at a New York bank's prime rate. The Corporation also has an unfunded Outside Directors' Retirement Plan (the "Outside Directors' Plan"). Under the Outside Directors' Plan, non-employee directors retiring at or after age 65 after at least five years of service or prior to age 65 after at least ten years of service are paid an amount equal to their retainer at the time of their retirement for a period equal to their period of service, up to ten years. The Outside Directors' Plan was terminated in 1997 and is not available to directors taking office after 1997. The non-employee directors who served while the Outside Directors' Plan was in effect will continue to accrue credit for service under the plan and will receive retirement benefits earned under the plan, but the retirement benefit for directors retiring after 1997 will be based on the retainer paid in 1997.

         At the 1996 annual meeting, the stockholders approved the Chesapeake Corporation Directors' Stock Option and Deferred Compensation Plan (the "1996 Plan"). The 1996 Plan provides that each non-employee director will receive an annual grant of stock options each May 1st beginning May 1, 1997, and ending May 1, 2007. The number of shares of Common Stock covered by such options reflects assumptions made in 1996 regarding (i) the future amount of directors' fees that would be approved but for the adoption of the 1996 Plan and (ii) the fair market value of the options. An option to purchase 2,100 shares of Common Stock at an exercise price of $30.5688 was granted to each non-employee director on May 1, 2000, and an option to purchase 2,300 shares of Common Stock will be granted to each non-employee director on May 1, 2001. The exercise price of the options to be granted in 2001 will be the average closing price of the Common Stock for the 20 trading days preceding May 1, 2001. Options granted under the 1996 Plan become exercisable on the day before the next succeeding annual meeting of stockholders following the date of grant, except that the exercisability of such options will be accelerated in the event of the director's death or disability or in the event of a "change in control" of the Corporation (as defined below under the caption "Definition of Change in Control"). Options that are not exercisable on the date that a participant ceases to be a director will be forfeited. No option may be exercised more than ten years after its grant date. In addition, non-employee directors may elect to defer all or part of their annual retainer or meeting fees, or both, under the 1996 Plan. The deferred fees may be held, at the election of the participant, in either a deferred cash account or a deferred stock account. Deferred cash accounts are not funded and are maintained for recordkeeping purposes only. Interest will be credited to a participant's deferred cash account based on the prime rate established from time to time by the Corporation's principal lender. Deferred fees that are credited to the participant's deferred stock account will be recorded by reference to the number of whole and fractional shares of Common Stock that could have been purchased with the deferred amount. Additional credits will be made to the deferred stock account, in whole and fractional shares of Common Stock, based on the value of dividends paid on the Common Stock and the fair market value of the Common Stock on the date that the dividends are paid. Deferred stock accounts are not funded, and no actual shares of Common Stock are purchased or held by or on behalf of the accounts; such accounts are maintained for recordkeeping purposes only.

         The cash retainer and attendance fees described above, together with annual awards under the 1996 Plan, represent the Corporation's standard arrangements for compensation of its non-employee directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows, as of February 1, 2001 (unless otherwise indicated), the direct and indirect beneficial ownership of Common Stock by: each director; each nominee for director; each executive officer named in the Summary Compensation Table; all directors, nominees for director and executive officers of the Corporation as a group; and all persons beneficially owning more than 5% of the outstanding Common Stock.

                                             Sole Voting and                                          Aggregate
                                               Investment                                             Percentage
         Name                                   Power (1)            Other (2)           Total        Owned (3)
----------------------------------------- ---------------------- ------------------- -------------- ---------------
H. Mark Ennis....................                  7,666                   0             7,666
Sir David Fell...................                      0               1,130             1,130
Keith Gilchrist..................                 31,022                   0            31,022
John F. Gillespie................                 12,499                   0            12,499
Robert L. Hintz..................                 14,000                   0            14,000
Thomas H. Johnson................                183,225             131,665           314,890               2.1%
Andrew J. Kohut..................                 87,133               5,863            92,996
James E. Rogers..................                  1,000                   0             1,000
John W. Rosenblum................                  8,600                   0             8,600
Frank S. Royal...................                 14,100                   0            14,100
Wallace Stettinius...............                 12,600                   0            12,600
Richard G. Tilghman..............                  9,272                 729            10,001
Joseph P. Viviano................                 20,984                   0            20,984
Harry H. Warner..................                 10,250                   0            10,250
Hugh V. White, Jr. ..............                  2,900              12,400            15,300
All Directors, Nominees for
  Director and Executive Officers
  as a Group (19 persons)........                650,858             157,312           808,170              5.4
Capital Research and
  Management Company (4)
  333 South Hope Street
  Los Angeles, CA 90071..........                      0           1,159,100         1,159,100              7.7
Dimensional Fund Advisors Inc. (5)
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401........                879,700                   0           879,700              5.8
Shorewood Packaging Corporation (6)
  277 Park Avenue, 30th Floor
  New York, NY 10172...............                    0             809,000           809,000              5.4

----------
         (1) Includes shares held in fiduciary capacities and (a) an aggregate 362,459 shares that may be acquired by the employee director and the Corporation's executive officers within 60 days under the Corporation's 1997 Incentive Plan, 1993 Incentive Plan and 1987 Stock Option Plan, and (b) an aggregate 74,300 shares that may be acquired by certain non-employee directors within 60 days under the 1996 Plan and the 1992 Non-Employee Director Stock Option Plan.

         (2) Includes shares, if any: (a) owned by certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations; and (d) held by the Corporation's 401(k) Savings Plan for Salaried Employees. These shares may be deemed to be beneficially owned under the rules and regulations of the Securities and Exchange Commission (the "SEC"), but the inclusion of such shares in the table does not constitute an admission of beneficial ownership. Certain shares may be deemed to be beneficially owned by more than one person or group listed and, accordingly, must be reported as being beneficially owned by each.

         (3) Except as indicated, each person or group beneficially owns less than 1% of the outstanding Common Stock.

         (4) As reported in a Schedule 13G, dated December 29, 2000, Capital Research and Management Company ("Capital Research"), an investment advisor registered under the Investment Advisers Act of 1940, beneficially owns 1,159,100 shares of Common Stock as a result of acting as investment advisor to various investment companies. Capital Research reported that it exercises sole investment power with respect to all such shares and sole voting power with respect to none of such shares.

         (5) As reported in a Schedule 13G, dated February 2, 2001, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisers Act of 1940, beneficially owns 879,700 shares of Common Stock as a result of acting as investment advisor to various investment companies. Dimensional reported that it exercises sole voting and investment power with respect to all such shares.

         (6) As reported in a Schedule 13G, dated January 24, 2001, Shorewood Packaging Corporation ("Shorewood"), a wholly-owned subsidiary of International Paper Company ("IP"), beneficially owns 809,000 shares of Common Stock. Shorewood and IP reported that they exercise shared voting and investment power with respect to all such shares.

                             EXECUTIVE COMPENSATION

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Corporation's executive compensation programs are administered by the Compensation Committee. The Compensation Committee is composed of the individuals listed below, each of whom is a non-employee director of the Corporation. The Compensation Committee recommends the salary level for the CEO, approves salary levels for the Corporation's other executive officers, approves incentive awards for officers and administers the Corporation's 1997 Incentive Plan. In late 2000, the Compensation Committee retained William M. Mercer, Incorporated ("Mercer"), an independent compensation consultant, to advise the Compensation Committee with respect to executive compensation matters. Mercer was selected by the Compensation Committee to replace the committee's former independent compensation consultant, primarily because of Mercer's extensive experience with multi-national corporations and its global compensation data base.

Overview of Compensation Philosophy

         The Corporation's executive compensation program is designed to enable the Corporation to attract, develop and retain executives and motivate them to attain the Corporation's business goals. The Compensation Committee intends to keep executive compensation externally competitive and internally equitable to reflect differences in job responsibility and individual contribution to the Corporation's success. The Corporation's goal is to pay base salaries that are in the mid-range of salaries offered in the packaging industry, local competing industries or industry in general, as appropriate, while offering appropriate incentive opportunities for executives. The Corporation's intent with respect to incentive programs is to provide executives the opportunity to earn total compensation that exceeds the targeted mid-range in return for superior Corporation, individual business unit and individual executive performance. The compensation programs also encourage employee ownership of the Corporation's Common Stock.

         The individual elements of the Corporation's executive compensation program are (i) base salaries, (ii) annual incentive opportunities, which focus on short-term objectives, and (iii) grants of stock options, stock awards and long-term incentive opportunities, which focus on long-term objectives. In designing and administering the individual elements of the Corporation's executive compensation program, the Compensation Committee strives to balance short- and long-term incentive objectives with an appropriate amount of compensation that is at risk. Depending on the level of the executive, the Corporation targets between approximately one-half and two-thirds of executive compensation to be at risk. In the case of the Corporation's CEO, the individual elements have been set by the Compensation Committee to provide that approximately two-thirds of total compensation will consist of short- and long-term incentive opportunities, with long-term elements being the more significant. The expected value of the CEO's total compensation is set at the mid-range of competitive levels, as discussed below, with a large portion of such compensation being at risk based on actual performance.

         The Compensation Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Compensation Committee's flexibility to maintain a competitive compensation program. The Corporation expects all executive compensation paid or awarded during 2000 to be fully deductible, except that the deductibility of a portion of the restricted stock awards granted to Mr. Johnson during 1998 will depend upon his total compensation in the year such awards vest.

2000 Compensation

         Base Salaries. The base salary of the CEO is approved by the Board of Directors based upon the recommendation of the Compensation Committee. The Compensation Committee approves the base salaries for all other executive officers. In 2000, the Compensation Committee's recommendation for the CEO and approval for the other executive officers resulted from a subjective review of individual performances and competitive data supplied by its compensation consultant. The Compensation Committee first established a pay range for each job classification by reference to information obtained from a study conducted by Hewitt Associates (the "Hewitt Study"). The Hewitt Study benchmarked the Corporation's executive compensation programs against a comparative group of 12 companies (the "Comparative Group") included in the Hewitt Associates' Total Compensation Measurement data base, a broad-based survey of U.S. industrial companies. The Comparative Group consisted of companies operating primarily in the paper and packaging industry, with an emphasis on packaging and distribution. The Comparative Group includes two container and packaging companies that are included in the Dow Jones Global Containers & Packaging Industry Index used in the Stock Performance Graph. The Hewitt Study provided detailed compensation information by job classification (weighted to reflect the relative sizes of the participating companies). The midpoint of the base salary range for each executive job classification for 2000 was set at the levels recommended by the compensation consultant based on the Hewitt Study. In determining recommendations for specific salaries for executive officers within the resulting pay ranges, the Compensation Committee considered the individual officer's performance and the position of each individual's salary within the respective pay range.

         The Compensation Committee recommended, and the Board of Directors approved, a 5% increase in Mr. Johnson's salary, effective July 1, 2000. As in the case of executive officers generally, the Compensation Committee first established a pay range for the CEO based on the data supplied by its compensation consultant. In determining a recommendation for Mr. Johnson's salary within that range, in addition to the considerations stated above for executive officers generally, the Compensation Committee considered his achievement of individual goals, which primarily related to profitability, managing cash flow, operating safely in compliance with applicable laws, managing the Corporation's strategic shift from a U.S.-based paper and forest products company to one focused on becoming a global leader in specialty packaging, and the Compensation Committee's subjective evaluation of his performance based on the Corporation's financial performance. In evaluating the Corporation's financial performance, several measures were reviewed, including earnings, return on equity ("ROE"), cash flow generated by operations and stock price performance. Without assigning relative weights to the different measures, the Compensation Committee placed primary emphasis on earnings and cash flow. The Compensation Committee noted that the Corporation's financial results for 2000 at the time it approved the increase were in line with the Compensation Committee's expectations, especially when considering the strategic changes the Corporation had accomplished during the previous year. The Compensation Committee also concluded that Mr. Johnson's achievement of his individual goals generally met the Compensation Committee's expectations. Mr. Johnson's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

         Annual Incentive Program. The Compensation Committee also approves annual incentive awards to executive officers in the form of bonuses under the 1997 Incentive Plan. At the beginning of 2000, the Compensation Committee established award guidelines composed of three distinct award components: (i) the Corporation's business plan earnings per share ("EPS"), (ii) for business unit managers, the business plan earnings before interest and taxes ("EBIT") for each business unit and (iii) each officer's achievement of individual goals. The Compensation Committee also determined each officer's target award, which ranged from 30% to 60% of base salary, with the CEO having a 60% target. The actual awards for each individual award component could range from 0% to 200% of the target award for each component, depending on performance relative to the award guidelines for the component. If performance under the award guidelines was exceeded, the Compensation Committee could, in its discretion, award an additional amount to the officer. At the end of the year, the Compensation Committee reviewed corporate, business unit and individual performance and determined the awards. The award guidelines established at the beginning of the year for the CEO were based 75% on EPS and 25% on achievement of individual goals. The incentive award for Mr. Johnson was $60,000 for 2000, which was approximately 10% of his year-end base salary, compared to an incentive award of approximately 63% of year-end base salary for 1999. Since the Corporation's EPS for 2000 did not exceed the threshold amount required for an award based on EPS, Mr. Johnson's award was based on the Compensation Committee's subjective assessment of his individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (which were identical to those discussed under the caption "Base Salaries" above).

         Long-Term Incentive Programs. The Compensation Committee also approves long-term incentive awards to executive officers and other management employees in the form of stock options, performance shares, stock awards and other incentive opportunities under the 1997 Incentive Plan. Long-term incentive awards are intended to align the executives' financial interests with those of other stockholders by encouraging executive ownership of the Corporation's stock, and focusing the executives' attention on the long-term growth and financial success of the Corporation. Individual grants are based on the Compensation Committee's subjective review of individual performance and competitive data supplied by the compensation consultant. The Compensation Committee first considers competitive data supplied by the compensation consultant with respect to average long-term incentive levels, by job classification. The competitive data used in determining the 2000 stock option grants were derived from the Comparative Group. In determining the long-term incentive awards granted to executive officers in 2000, the Compensation Committee adjusted the average reflected in the consultant's data in light of its subjective evaluation of: the relationship of various job classifications within the Corporation; contributions by each executive officer to the overall performance of the Corporation and such officer's potential to contribute in the future; and prior grant levels.

         In 2000, the Compensation Committee granted stock options as the only form of long-term incentive to management employees. The Committee granted nonqualified options to purchase an aggregate of 468,950 shares of Common Stock to the Corporation's employees, including options to purchase 95,000 shares of Common Stock that were granted to Mr. Johnson. In determining Mr. Johnson's option grant, in addition to the factors set forth above for executive officers generally, the Compensation Committee believed it was important for Mr. Johnson to have a significant opportunity to purchase the Corporation's Common Stock to align his interests with those of other stockholders. The stock options become exercisable in one-third installments on each of the first three anniversaries of the date of grant, subject to acceleration in the event of the retirement, death or total disability of the employee or a "change in control" of the Corporation (as defined below under the caption "Definition of Change in Control"). The grant price for the options was the fair market value of the Corporation's Common Stock based on the average of the closing prices of the Common Stock on the 20 days up to and including the date of the grant. The option recipients, including Mr. Johnson, will receive value from these grants only if the price of the Common Stock increases above the grant price.

         The Compensation Committee previously granted incentive award opportunities and performance shares to Chesapeake's officers and other management employees for the 1996-2000 performance cycle under the Long-Term Incentive Program. Each year during the performance cycle, a portion of the incentive award may be earned based upon the Corporation's cumulative cash flow during the performance cycle and on individual goals relating to sales growth or volume growth for each business unit. A portion of the performance shares may be earned based on the price of the Corporation's Common Stock. No performance shares were earned under the 1996-2000 performance cycle during 2000, and the remaining unearned performance shares were forfeited by the participants at the end of the cycle on December 31, 2000.

         During 1998 (or 1999 and 2000 for certain newly hired officers and managers), the Compensation Committee made grants of restricted stock to the Corporation's officers and other selected managers under the 1998-2001 performance cycle. In order to receive these awards, the participants were required to place shares of Common Stock owned by the participant on deposit with the Corporation. At least one-half of such shares were required to be newly acquired shares (except for Mr. Johnson, for whom all such shares had to be newly acquired shares). For each share of Common Stock placed on deposit within the individual participant's grant range, the participant received up to two shares of time-based restricted stock and up to one and one-half shares of performance-based restricted stock, depending on the participant's position with the Corporation. The time-based restricted stock generally vests in 25% installments at the end of each year from 1998 to 2001. The performance-based restricted stock will be earned any time after June 30, 1999, that the Corporation's ROE over the prior five (5) calendar quarters meets the goals set by the Compensation Committee at the beginning of the 1998-2001 performance cycle, with a portion of the restricted stock earned when the Corporation's ROE exceeds a specified threshold amount, an additional amount of restricted stock earned when the Corporation's ROE exceeds a specified intermediate amount and the balance earned if the Corporation achieves 100% of the specified goal. The restricted stock granted for the 1998-2001 performance cycle will be deemed to have been earned in full in the event of a "change in control" of the Corporation (as defined below under the caption "Definition of Change in Control") and, with respect to the time-based restricted stock, in the event of the death, disability or retirement of the participant. No performance-based restricted stock was earned during 2000.

Executive Compensation Committee
--------------------------------
Joseph P. Viviano, Chairman
Robert L. Hintz
John W. Rosenblum
Richard G. Tilghman


                   CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

         The Corporation has entered into certain agreements with the following executive officers named in the Summary Compensation Table.

Agreements with Officers

         The Corporation has entered into employment agreements (the "Agreements") with the Corporation's officers, including the Named Executive Officers (as defined under the caption "Summary of Cash and Certain Other Compensation" below). The current term of the Agreements will expire on December 31, 2003 (in the case of the Named Executive Officers and selected other officers), or December 31, 2002 (in the case of all other officers). The term of the Agreements will be extended automatically each year for an additional year, unless the Corporation advises the officer, before September 1 of each year, that it does not wish to extend the Agreement. The Agreements provide for the payment of a severance benefit and continued participation in certain benefit plans if the officer is terminated without cause (as defined in the Agreements) or resigns with good reason (as defined in the Agreements) following a "change in control" of the Corporation (as defined below under the caption "Definition of Change in Control") or the sale or other divestiture of the officer's business unit. The severance payment equals a multiple of the officer's base salary and a multiple of his targeted annual incentive payment, less amounts payable to the officer under the Benefits Continuation Plan (described below). The multiple is three for the Named Executive Officers and selected other officers and two for the remaining officers. The Named Executive Officers and selected other officers also will be entitled to additional credit under the Corporation's Executive Supplemental Retirement Plan if the officer becomes entitled to benefits following a change in control or the sale or other divestiture of the officer's business unit. The Agreements also provide for the payment of a severance benefit and continued participation in certain benefit plans if the officer is terminated without cause (as defined in the Agreements) before a change in control or the sale or other divestiture of the officer's business unit. In such event, the severance benefit is a multiple of the officer's base salary and a multiple of his targeted annual incentive payment (with a multiple of three for Messrs. Johnson, Gilchrist and Ennis and a multiple of two for Messrs. Gillespie and Kohut and selected other officers) or up to one and one-half times base salary (for the remaining officers). The Agreements also provide for indemnification of the officer for any excise taxes that may become due under Section 4999 of the Internal Revenue Code and the reimbursement of legal fees incurred by the officer in enforcing the Agreements. The Agreements include a covenant prohibiting the disclosure of confidential information by the officer and, if the officer is terminated before a change in control, a covenant restricting competition by the officer.

         The Agreements for Messrs. Johnson and Gilchrist are in the form of amendments to their existing employment agreements, which are described below. Mr. Ennis' agreement contains additional terms and conditions, which are described below.

Agreement with Mr. Johnson

         In connection with his employment in 1997 as President & CEO, the Corporation entered into an Employment and Severance Benefits Agreement with Mr. Johnson. The agreement provides for Mr. Johnson's employment as President & CEO with a salary of not less than $500,000 per year. During the term of the agreement, Mr. Johnson may participate in the benefit programs available to executive officers generally.

Agreement with Mr. Gilchrist

         In connection with the acquisition of Field Group plc, the Corporation entered into a Service Agreement with Mr. Gilchrist. The agreement provides for his employment as Chief Executive - Field Group plc, or other capacity of like status as the Corporation may require, with a base salary of not less than Pound Sterling 215,000 per year (approximately $326,000 per year, based on the average exchange rate for 2000) and a target annual incentive of 50% of his base salary. The agreement provides that the Corporation or Mr. Gilchrist may terminate Mr. Gilchrist's employment with not less than 36 months notice and that Mr. Gilchrist's employment shall cease upon his attainment of age 60. The agreement provides that Mr. Gilchrist shall participate in the Field Group Pension Scheme, have the use of an automobile provided by the Corporation, receive medical and life insurance coverage as the Corporation considers appropriate and be entitled to 26 vacation days per year. The agreement also contains customary non-compete, non-solicitation, confidentiality and inventions and improvements provisions.

Agreement with Mr. Ennis

         In connection with the acquisition of Boxmore International PLC, the Corporation entered into a Service Agreement with Mr. Ennis. The agreement provides for his employment as Director of Boxmore International PLC, with a base salary of not less than Pound Sterling 185,000 per year (approximately $277,000 per year, based on the average exchange rate for March - December,
2000) and participation in the Corporation's annual officers' incentive program. The agreement provides that the Corporation may terminate his employment at any time prior to the expiration of 18 months following the effective date of the agreement, and Mr. Ennis may terminate his employment at any time prior to May 1, 2001. If Mr. Ennis' employment is terminated under this provision by either party, Mr. Ennis will be entitled to three years base salary and the monetary value of his benefits. After these dates, the agreement provides that Mr. Ennis may terminate his employment upon not less than 12 months notice and the Corporation may terminate his employment upon not less than 24 months notice or upon the payment of three years of base salary plus the monetary value of his benefits. If Mr. Ennis' employment is terminated following a "change in control" of the Corporation (as defined below under the caption "Definition of Change in Control") or the sale or other divestiture of his business unit, Mr. Ennis will be entitled to three years of base salary, annual incentive and the monetary value of his benefits. The agreement provides that Mr. Ennis' employment shall cease upon his attainment of age 62. The agreement also provides that Mr. Ennis shall participate in the Boxmore Group Pension Scheme, have the use of an automobile provided by the Corporation, receive medical, life and disability insurance coverage and be entitled to 25 vacation days per year. The agreement also contains customary non-compete, non-solicitation, confidentiality and inventions and improvements provisions.

                           BENEFITS CONTINUATION PLAN

          The Chesapeake Corporation Salaried Employee's Benefits Continuation Plan (the "Benefits Continuation Plan") will provide benefits to all salaried employees of the Corporation and its subsidiaries, including the Named Executive Officers, who are terminated within 24 months of a "change in control" of the Corporation (as defined below). The Benefits Continuation Plan provides severance pay, not to exceed 24 months compensation, based on the participant's credited service and compensation, with such severance pay reduced by any severance pay or benefit paid under any other plan or arrangement maintained by the Corporation (unless such other plan or arrangement provides that the severance pay or benefits payable thereunder are reduced by amounts paid under the Benefits Continuation Plan). The participant's health and life insurance benefits also will be provided for the period during which the participant receives severance pay or until the participant obtains other employment, whichever is earlier.

                        DEFINITION OF "CHANGE IN CONTROL"

         For purposes of the Benefits Continuation Plan, the 1993 Incentive Plan, the 1997 Incentive Plan and the Agreements, "change in control" means, in general, the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) those persons who were members of the Corporation's Board of Directors prior to the adoption of such plan, and those persons whose subsequent nominations were approved by such directors, cease to constitute a majority of the Board of Directors; (iii) the stockholders of the Corporation approve a reorganization, merger, share exchange or consolidation involving the Corporation unless immediately following such transaction all or substantially all of the persons who beneficially own Common Stock and any other then-outstanding voting securities of the Corporation beneficially own at least 80% of the common stock and voting securities, respectively, of the surviving entity in such transaction in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the stockholders of the Corporation approve a complete liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets. The foregoing summary is qualified in its entirety by reference to the terms of the Benefits Continuation Plan, the 1993 Incentive Plan, the 1997 Incentive Plan and the Agreements, copies of which will be provided promptly upon request and without charge to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, Box 2350, Richmond, Virginia 23218-2350.

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the fiscal years ended December 31, 1998, 1999 and 2000, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to each person who served as the Corporation's CEO and to its four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                   -------------------------------------  ----------------------------------
                                                                                    AWARDS         PAYOUTS
                                                                          ----------------------- ----------
         Name and                                                                      Securities
    Principal Position                                       Other         Restricted  Underlying
          as of                                              Annual          Stock      Options/     LTIP        All Other
    December 31, 2000        Year   Salary  Bonus(1)    Compensation(2)    Awards(3)      SARs    Payouts(4)   Compensation(5)
---------------------------- ----  -------- --------  ------------------  -----------  ---------- ----------  -----------------
Thomas H. Johnson            2000  $571,000 $ 60,000       $  3,708                     95,000                    $ 14,575
Chairman (since 2000),       1999   541,000  352,050        103,577                     50,000                      13,182
President & Chief            1998   512,500  349,790         18,251          $418,500   50,000      $214,500         4,000
Executive Officer and
Director

Keith Gilchrist(6)           2000   340,032  133,769                                    25,000
Executive Vice President     1999   272,541  136,524                          230,800   15,000        29,760          664
- European Packaging
(since March 1999)

H. Mark Ennis(6)             2000   234,905   99,776                                    20,000
Senior Vice President
(since February 2000)

John F. Gillespie            2000   200,000  100,000         93,993           186,563   25,000                     108,747
Senior Vice
President - Human Resources
& Organizational
Development
(since March 2000)


Andrew J. Kohut              2000   245,000   39,063                                    12,000                       9,795
Senior Vice                  1999   237,500  116,140                                    10,000                       8,129
President - Strategic        1998   231,500   81,865                          306,900    5,000       177,300         6,255
Development

--------------------
         (1) The 2000 bonus amount for Mr. Gillespie represents the minimum incentive guaranteed upon his employment in March 2000.
         (2) The amounts for Mr. Johnson represent reimbursement of taxes on club fees for 2000, reimbursement of club fees, including taxes on the reimbursement, for 1999, and reimbursement of taxes on relocation payments for 1998, each in accordance with his employment agreement. The amount for Mr. Gillespie represents reimbursement of taxes on relocation payments and club fees. None of the other Named Executive Officers received perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus shown above.
         (3) The amounts appearing in the Restricted Stock Awards column represent the value of time-based restricted stock awards granted during 2000, 1999, and 1998 based on the closing price for the Common Stock on the date of grant. As of December 31, 2000, the number and value (based on the closing price of $20.56 for the Common Stock on such date) of shares of restricted stock held by the Named Executive Officers were as follows: Mr. Johnson, 37,500 shares, $771,000; Mr. Gilchrist, 5,974 shares, $122,825; Mr. Ennis, 0 shares, $0; Mr.
Gillespie, 7,200 shares, $148,032; and Mr. Kohut, 5,500 shares, $113,080. None of such shares will vest, in whole or in part, in less than three years from the date of grant, except that (a) restricted stock awards in 1998 for 12,000 shares for Mr. Johnson and 8,800 shares for Mr. Kohut vest in annual installments over four years, (b) restricted stock awards in 1999 for 6,400 shares for Mr. Gilchrist vest in annual installments over three years, (c) restricted stock awards for 3,600 shares and 3,000 shares in 2000 for Mr. Gillespie vest in annual installments over two years and three years, respectively, and (d) such shares will vest upon the death, disability or retirement of the executive or upon the occurrence of certain events following a "change in control" of the Corporation, as described above under the caption "Definition of Change in Control." The Corporation pays dividend equivalents on shares of restricted stock at the same rate and times as dividends are paid on all other shares of Common Stock.
         (4) The amounts appearing in the LTIP Payouts column for 1999 represent the value of performance-based restricted stock earned in 1999 with respect to the 1998-2001 performance cycle under the 1997 Incentive Plan, based on the Corporation's financial performance, and the partial payment of incentive awards with respect to the 1996-2000 performance cycle under the 1993 Incentive Plan to recognize the Corporation's achievement to date of the goals under the 1996-2000 performance cycle. The value of the performance-based restricted stock is based on the closing price for the Common Stock of $31.00 on December 13, 1999, the date that the awards were deemed to have been earned. No awards were earned in 1998 or 2000.
         (5) "All Other Compensation" for 2000 includes the following: (a) the Corporation's 60% matching contributions under the 401(k) Savings Plan for Salaried Employees of the following amounts made to the Named Executive
Officers: Mr. Johnson, $6,120; Mr. Gilchrist, $0; Mr. Ennis, $0; Mr. Gillespie, $1,320; and Mr. Kohut, $6,120; (b) the Corporation's matching contribution under the Salaried Employees' Stock Purchase Plan of the following amounts made to the Named Executive Officers: Mr. Johnson, $8,455; Mr. Gilchrist, $0; Mr. Ennis, $0; Mr. Gillespie, $0; and Mr. Kohut, $3,675; and (c) reimbursement of relocation expenses for Mr. Gillespie in the amount of $107,427.
        (6) Mr. Gilchrist and Mr. Ennis are compensated in British pounds. The amounts listed in the Salary, Bonus and All Other Compensation columns in U.S. dollars for Mr. Gilchrist and Mr. Ennis are based on the average exchange rate for the full year, in the case of Mr. Gilchrist, and for March - December 2000, in the case of Mr. Ennis.

                             STOCK OPTIONS AND SARS

         The following table contains information concerning the grants of options and SARs made during 2000 under the 1997 Incentive Plan to the Named Executive Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                   Potential Realizable Value at
                                                                                Assumed Annual Rates of Stock Price
                          Individual Grants                                       Appreciation for Option Term(1)
-----------------------------------------------------------------------      ------------------------------------------

                            Number     % of Total
                              of        Options/
                          Securities      SARs
                          Underlying   Granted to
                           Options/     Employees   Exercise   Expira-
                             SARs       In Fiscal   or Base     tion
          Name            Granted(2)      Year      Price(3)    Date              0%              5% (4)        10%(4)
------------------------- ------------ ------------ --------- ---------      -------------- ------------- -------------

Thomas H. Johnson           95,000        20.3%     $29.39    1/23/10             $0          $1,755,600    $4,449,800


Keith Gilchrist             25,000         5.3       29.39    1/23/10              0             462,000     1,171,000


H. Mark Ennis               20,000         4.3       25.40    2/23/10              0             319,400       809,600


John F. Gillespie           25,000         5.3       24.54    2/28/10              0             385,750       977,750


Andrew J. Kohut             12,000         2.6       29.39    1/23/10              0             221,760       562,080

------------------
         (1) The potential realizable value is based upon assumed future prices for the Common Stock that are derived from the specified assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.
         (2) All grants were nonqualified options issued under the 1997 Incentive Plan and become exercisable in one-third installments on each of the first three anniversaries of the date of grant, subject to acceleration in the event of the retirement, death or disability of the officer or a "change in control" of the Corporation (as defined above under the caption "Definition of Change in Control").

         (3) The exercise price was set at the fair market value determined based on the average of the closing prices of the Common Stock on the 20 trading days up to and including the date of the grant for the options. The exercise price may be paid in cash or in Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.

         (4) The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the SEC. The actual gains that will be realized, if and when the Named Executive Officers exercise the options granted in 2000, will be dependent on the future performance of the Common Stock. To put the hypothetical gains shown in the table into perspective, the following is provided:

                                                                                         Annual Rate of Stock Price
                                                                                                Appreciation
                                                                                     -----------------------------------
                                                                                            5%                10%
                                                                                     -----------------  ----------------
                                                                                       $        47.87    $       76.23
Resulting stock price based on $29.39 starting price
                                                                                               218.48           546.84
Per share gain

Aggregate hypothetical gain that would be realized by all                                 323,474,086      819,887,782
stockholders (based on 17,504,009 shares outstanding on
January 24, 2000)

Aggregate hypothetical gain on options granted to the Named                                13,144,510       47,970,230
Executive Officers if assumed prices are achieved

Hypothetical aggregate gains for the Named Executive Officers                                     1.0%             1.0%
as a percentage of all stockholders' gains

                        OPTION/SAR EXERCISES AND HOLDINGS

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during 2000, and unexercised options and SARs held by them on December 31, 2000.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                          Number of
                                                                          Securities
                                                                          Underlying
                                                                         Unexercised        Value of Unexercised
                                                                       Options/SARs at          In-the-Money
                                                                           Year-End       Options/SARs at Year-End(1)
                             Shares Acquired           Value             Exercisable/            Exercisable/
        Name                   On Exercise           Realized         Unexercisable(2)         Unexercisable(2)
        ----                   -----------           --------         -----------------        -----------------
Thomas H. Johnson                      0                   $0           99,999/145,001                 $  0/$0

Keith Gilchrist                        0                    0             5,000/35,000                     0/0

H. Mark Ennis                          0                    0                 0/20,000                     0/0

John F. Gillespie                      0                    0                 0/25,000                     0/0

Andrew J. Kohut                        0                    0            56,166/20,334                11,085/0


--------------------
         (1) The value of unexercised in-the-money options/SARs represents the positive spread between the December 31, 2000, closing price of Common Stock ($20.56) and the exercise price of any unexercised options and SARs.
         (2) The shares represented could not be acquired by the Named Executive Officer as of December 31, 2000, and future exercisability is subject to the executive remaining employed by the Corporation for up to three years from the date of grant, subject to acceleration in the event of the retirement, death or total disability of the executive or a "change in control" of the Corporation (as defined in the 1997 Incentive Plan, the 1993 Incentive Plan and the 1987 Stock Option Plan).


                           LONG-TERM INCENTIVE AWARDS

         The following table contains information concerning awards made to the Named Executive Officers during 2000 of performance-based restricted stock for the 1998-2001 performance cycle.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                    Performance
                               Number of           or Other Period          Estimated Future Share Payouts
                            Shares, Units or      Until Maturation         ---------------------------------
       Name                   Other Rights            or Payout            Threshold     Target      Maximum
       ----                   ------------            ---------            ---------     ------      -------
  Thomas H. Johnson                    0

  Keith Gilchrist                      0

  H. Mark Ennis                        0

  John F. Gillespie(1)       2,400 shares              1998-2001            1,920        2,400        2,400

  Andrew J. Kohut                      0

--------------------
         (1) The award to Mr. Gillespie consists of performance-based restricted stock granted under the 1997 Incentive Plan for the 1998-2001 performance cycle. The performance-based restricted stock will be earned any time after June 30, 1999, that the Corporation's ROE over the previous five (5) calendar quarters meets the goals set by the Compensation Committee, with a portion of the restricted stock earned when the Corporation's ROE exceeds a specified threshold amount and the balance earned if the Corporation achieves 100% of the specified goal. Mr. Gillespie was also granted time-based restricted stock under the 1998-2001 performance cycle that vests at the end of 2000 and 2001. This time-based restricted stock is included under "Restricted Stock Awards" in the Summary Compensation Table. All restricted stock granted for the 1998-2001 performance cycle will be deemed to have been earned in full in the event of a "change in control" of the Corporation (as defined in the 1997 Incentive Plan).

                               PENSION PLANS TABLE

         The following table illustrates the approximate aggregate annual retirement benefits payable to covered participants retiring at age 65 pursuant to the Corporation's funded retirement plan for its salaried employees and unfunded supplemental retirement plan for certain officers and other key employees.

                                             Estimated Annual Retirement Benefit at Age 65(1)
                              --------------------------------------------------------------------------------
                                                       Years of Credited Service (2)
                              --------------------------------------------------------------------------------
       Annual
   Compensation(3)                 5               10               15              20               25
   ------------               -------------  ---------------   -------------- ---------------- ---------------
     $ 200,000                 $ 20,000         $ 40,000         $ 60,000         $ 80,000        $ 96,000
       400,000                   40,000           80,000          120,000          160,000         192,000
       600,000                   60,000          120,000          180,000          240,000         288,000
       800,000                   80,000          160,000          240,000          320,000         384,000
     1,000,000                  100,000          200,000          300,000          400,000         480,000

-----------------
         (1) All Named Executive Officers, except Messrs. Gilchrist and Ennis, are participants in the Corporation's funded retirement plan for salaried employees and its unfunded supplemental retirement plan. Mr. Gilchrist participates in the Field Group Pension Scheme and Mr. Ennis participates in the Boxmore Group Pension Scheme, as described below.

         (2) The years of credited service for the Named Executive Officers as of March 1, 2001, were: Mr. Johnson, 3; Mr. Gillespie, 1; and Mr. Kohut, 21. Mr. Gilchrist has 18 years of credited service under the Field Group Pension Scheme and Mr. Ennis has 12 years of credited service under the Boxmore Group Pension Scheme.
         (3) Annual compensation is the average of the highest five consecutive years' salary and bonus paid during the last ten consecutive years and, in the case of the Named Executive Officers, approximates such amounts as set forth in the Summary Compensation Table.

         The above amounts are stated as payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts shown in the table are subject to reduction for a portion of Social Security benefits.

         As an employee of Field Group plc, a subsidiary of the Corporation, Mr. Gilchrist participates in the Field Group Pension Scheme (the "Field Pension Scheme"). The objective of the Field Pension Scheme is to provide an annual retirement benefit at normal retirement age, which is age 60 for Mr. Gilchrist, of approximately 67% of pensionable earnings. Pensionable earnings approximate base salary for Mr. Gilchrist. At Mr. Gilchrist's option, part of the benefit may be exchanged for a lump sum cash payment (within U.K. Inland Revenue limits) at retirement. The Corporation contributes an amount equal to approximately 19% of Mr. Gilchrist's pensionable earnings, and Mr. Gilchrist contributes approximately 6% of his pensionable earnings, to the Field Pension Scheme. Mr. Gilchrist's accrued benefit at December 31, 2000, was approximately $177,000. This amount is determined in British pounds and has been converted into U.S. dollars based on the average exchange rate for 2000.

         As an employee of Boxmore International PLC, a subsidiary of the Corporation, Mr. Ennis participates in the Boxmore Group Pension Scheme (the "Boxmore Pension Scheme"). The objective of the Boxmore Pension Scheme is to provide an annual retirement benefit at normal retirement age, which is age 62 for Mr. Ennis, of approximately 67% of pensionable earnings. Pensionable earnings approximate base salary for Mr. Ennis. At Mr. Ennis' option, part of the benefit may be exchanged for a lump sum cash payment (within U.K. Inland Revenue limits) at retirement. The Corporation contributes an amount equal to approximately 30.4% of Mr. Ennis' pensionable earnings to the Boxmore Pension Scheme. The Boxmore Pension Scheme is non-contributory for Mr. Ennis. Mr. Ennis' accrued benefit at December 31, 2000, was approximately $72,000. This amount is determined in British pounds and has been converted to U.S. dollars based on the average exchange rate for March - December 2000.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is composed of five directors, each of whom is independent under the rules of the New York Stock Exchange, and operates under a written charter approved by the Board of Directors, a copy of which is attached to this proxy statement as Annex I. The members of the Audit Committee are Messrs. Hintz (Chairman), Rogers, Rosenblum and Stettinius and Dr. Royal. The committee held five meetings during fiscal year 2000.

         The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the committee recommended to the Board of Directors the selection of the Corporation's independent public accountant.

         The Audit Committee discussed with the internal auditor and the independent public accountant the overall scope and specific plans for their respective audits, as well as the Corporation's consolidated financial statements and the adequacy of the Corporation's internal controls. The committee met regularly with each of the Corporation's internal auditor and independent public accountant, without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The meetings also were designed to facilitate any private communication with the committee desired by the internal auditor or independent public accountant.

         In discharging its oversight responsibility as to the audit process, the committee obtained from the independent public accountant a formal written statement describing all relationships between the independent public accountant and the Corporation that might bear on the independent public accountant's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the independent public accountant any relationships that may impact their objectivity and independence and satisfied itself as to the independent public accountant's independence. The Committee also discussed and reviewed with the independent public accountant all communications required by generally accepted accounting principles, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

         Management has the primary responsibility for the system of internal controls and the financial reporting process as described in management's report included the Corporation's Annual Report to Stockholders. The Audit Committee reviewed with the independent public accountant, which is responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, its judgments as to the quality of accounting principles, reasonableness of the significant judgments and clarity of disclosures in the financial statements.

         In reliance on the above-mentioned reviews and discussions, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

Principal Accounting Firm Fees

         The following table sets forth the aggregate fees billed to the Corporation for the fiscal year ended December 31, 2000, by the Corporation's principal independent public accounting firm, PricewaterhouseCoopers LLP:

Audit Fees......................................................................  $   826,000
Financial Information Systems Design and Implementation Fees....................            0
All Other Fees(1)...............................................................    1,497,000
                                                                                    ---------
                                                                                  $ 2,323,000
                                                                                    =========

-------------------
         (1) Includes fees for tax consulting, permitted internal audit outsourcing and other non-audit services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal public accountant's independence.


Audit Committee
---------------
Robert L. Hintz, Chairman
James E. Rogers
John W. Rosenblum
Frank S. Royal
Wallace Stettinius


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2000, the Corporation did not engage in any transaction, or series of similar transactions, of the type required to be disclosed under the caption "Certain Relationships and Related Transactions."


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is composed of Messrs. Viviano (Chairman), Hintz, Rosenblum and Tilghman. No member of the Compensation Committee had relationships, or engaged in transactions, with the Corporation during 2000 of the type required to be disclosed under the caption "Certain Relationships and Related Transactions."


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Executive officers, directors and owners of more than 10% of the Common Stock are required by regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Corporation's review of the copies of such forms it has received and written representations from certain reporting persons who were not required to file a Form 5 for 2000, the Corporation believes that all of its executive officers, directors and owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements with respect to transactions during 2000, with the exception of one late filing of a Form 4 by Mr. Octavio Orta, former Executive Vice President - Display & Packaging, for March 2000, and one late filing of a Form 4 by Mr. Stettinius for August 2000.

                                PERFORMANCE GRAPH

         The Corporation's proxy statement for the 2000 annual meeting of stockholders presented a performance graph that compared the Corporation's cumulative total stockholder return for the five year period ended December 31, 1999, to the S&P Midcap 400 Index and the Dow Jones Global Containers & Packaging Industry Index. In light of Standard & Poor's reclassification of the Common Stock from the S&P Midcap 400 Index to the S&P Smallcap 600 Index, the Corporation determined that the S&P Smallcap 600 Index is a more appropriate comparison for the performance of the Common Stock than the S&P Midcap 400 Index. SEC rules require that if an index is selected that is different from an index used for the immediately-preceding year, the Corporation's total return must be presented in the performance graph for both the newly selected index and the index used in the immediately-preceding year. Accordingly, the following graph is presented to compare the cumulative total return for the Common Stock to the cumulative total return of the S&P Midcap 400 Index, the Dow Jones Global Containers & Packaging Industry Index and the S&P Smallcap 600 Index for the Corporation's last five fiscal years. The graph assumes an investment of $100 in the Common Stock and in each index as of December 31, 1995, and that all dividends were reinvested.


 5 YEAR COMPARISON: CHESAPEAKE CORPORATION VS. S & P MIDCAP 400 INDEX VS. S & P
      SMALLCAP 600 INDEX VS. DOW JONES GLOBAL CONTAINERS & PACKAGING INDEX

                              [PERFORMANCE GRAPH]

                                                (December 31st of each year, in dollars)
 -------------------------------------------------------------------------------------------------------------------------------
                                                                 '95         '96         '97        '98         '99         '00
 -------------------------------------------------------------------------------------------------------------------------------
 Chesapeake Corporation                                          100         109         123        134         114          80
 -------------------------------------------------------------------------------------------------------------------------------
 S&P Midcap 400 Index                                            100         119         158        188         215         253
 -------------------------------------------------------------------------------------------------------------------------------
 S&P Smallcap 600 Index                                          100         121         152        150         169         189
 -------------------------------------------------------------------------------------------------------------------------------
 Dow Jones Global Containers & Packaging Index                   100         125         148        133         127          82
 -------------------------------------------------------------------------------------------------------------------------------

        STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

         Any proposal submitted by a stockholder for inclusion in the proxy materials for the annual meeting of stockholders in 2002 must be delivered to the Corporation at its principal office in Richmond, Virginia, not later than November 23, 2001.

         In addition to any other applicable requirements, for business to be properly brought before the 2002 annual meeting by a stockholder, even if the proposal is not to be included in the Corporation's proxy statement, the Corporation's bylaws provide that the stockholder must give notice in writing to the Secretary of the Corporation not later than January 22, 2002. As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and class, series and number of shares beneficially owned by, the stockholder proposing such business and (iii) any material interest of the stockholder in such business.

                                  OTHER MATTERS

         As of the date of this proxy statement, management knows of no business that will be presented for consideration at the annual meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

         STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE CORPORATION. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ACCOMPANYING PROXY. ALTERNATIVELY, YOU MAY CHOOSE TO VOTE BY TELEPHONE. INSTRUCTIONS FOR THIS CONVENIENT VOTING METHOD ARE ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY REVOKE THEIR PROXY BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE CORPORATION AT ITS PRINCIPAL OFFICE TO THE ATTENTION OF J. P. CAUSEY JR., SECRETARY, AT ANY TIME BEFORE THE PROXY IS EXERCISED.



                                             J. P. Causey Jr.
                                             Secretary


March 23, 2001

                                                                         ANNEX I

                             CHESAPEAKE CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

Function

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company.

Composition and Meetings

Audit Committee members shall be elected by the Board of Directors on nomination of the Chairman of the Board and the Chairman of the Committee of Outside Directors. Audit Committee members shall meet the requirements of the New York Stock Exchange. The membership of the Audit Committee shall consist of a Chairman and not less then two (2) Directors, all of whom shall be Outside Directors. Audit Committee members shall be generally knowledgeable in financial and auditing matters and at least one member shall have accounting or related financial management expertise. All members of the Audit Committee shall be directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee shall meet at least three (3) times annually and maintain minutes or other records of meetings and activities. The Audit Committee Chairman shall approve the agenda in advance of each meeting.

Duties and Responsibilities

The Audit Committee shall:

1. Review and reassess the adequacy of this charter at least annually and submit the charter to the Board of Directors for approval.

2. Recommend, at least annually, to the Board of Directors, the selection of the independent auditors that audit the financial statements.

3. Review the fees charged by the independent auditors for the audit, as well as the fees charged for any non-audit services provided by them.

4. Review the scope and approach of work to be undertaken by the independent auditors. Obtain an annual written affirmation from the independent auditors that they are in fact independent and discuss with the independent auditors matters which may affect their independence.

5. Review with management and the independent auditors the impact of new pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, the New York Stock Exchange and other similar bodies or agencies which could have an effect on the Company's financial statement or conditions.

6. Review the findings of any examinations by regulatory agencies that may materially impact the financial statements of the Company.

7. Review with management and the independent auditors, prior to filing or distribution of the annual audited financial statements, the quality, clarity, consistency and completeness of the statements and related disclosures.

        These reviews shall include discussion of any serious difficulties or disputes between management and the independent auditors during the course of the audit.

8. The Committee Chairman will review with management and the independent auditors the Company's quarterly financial statements and any significant findings based upon the auditor's limited review procedures prior to the filing of interim statements.

9. Provide an open channel of communications between management, the independent auditors, internal audit and the Board of Directors. Conduct separate executive meetings with the independent auditors, the internal auditors and management on a regular basis.

10. Review and concur in the appointment, replacement, reassignment or dismissal of the executive responsible for internal audit.

11. Review the annual budget and staffing of the internal audit function, the scope of work of the internal auditors, any significant related findings and recommendations of the internal auditors, together with management's responses, and the Internal Audit Department charter annually.

12. Review internal and external assessments of the adequacy of the Company's internal controls. Investigate any other matter brought to the Committee's attention within the scope of its duties and retain outside professional advice when appropriate.

13. Review, with the Company's general counsel and outside counsel, any legal matters that could have a significant impact on the Company's financial statements. Additionally, review with the Company's counsel compliance with conflict of interest, anti-trust and corporate conduct policies.

14. Review the management of risk for the Company including, but not limited to, insurance coverage, disaster recovery programs and business interruption plans.

15. Review annual reports of travel and entertainment spending for the five highest compensated officers and, through the Chairman of the Committee of Outside Directors, approve the CEO's travel and entertainment expense reports.

16.     Other duties as directed by the Board.

Annual Proxy Disclosure
-----------------------
The Company's Annual Proxy Statement shall disclose that:

- a Charter, which shall be published in the Company's Annual Proxy Statement at least every three years, governs the Audit Committee; and

- the Audit Committee has complied with its Charter and recommended to the Board of Directors that the audited financial statements be included in the Company's interim and fiscal year end external reporting.


                                                                   June 12, 2000

                                     NOTICE



                                       AND



                                 PROXY STATEMENT



                                     FOR THE



                                 ANNUAL MEETING



                                       OF



                                  STOCKHOLDERS



                                   TO BE HELD

                                 APRIL 25, 2001






                                     [LOGO]

PROXY                                                                      PROXY


                             CHESAPEAKE CORPORATION
                            RICHMOND, VIRGINIA 23218

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 25, 2001

The undersigned hereby appoints Thomas H. Johnson, Wallace Stettinius and Harry
H. Warner and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on March 5, 2001, at the annual meeting of stockholders to be held at 10:00 a.m. on April 25, 2001, or any adjournments thereof.

                 PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (Continued on reverse side.)

                   Detach Admittance Card Before Mailing Proxy

[CHESAPEAKE LOGO]

                                 ADMITTANCE CARD

                           ANNUAL STOCKHOLDERS MEETING

                           APRIL 25, 2001, 10:00 A.M.

           (LIGHT REFRESHMENTS WILL BE AVAILABLE BEFORE THE MEETING)

                              AUDITORIUM, 4TH FLOOR
                        SUNTRUST BANK, 9TH & MAIN STREETS
                               RICHMOND, VIRGINIA

            PLEASE PRESENT THIS CARD AT THE DOOR TO GAIN ADMITTANCE.

                           [X] CHESAPEAKE CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. ELECTION OF DIRECTORS:                                                         For All
   NOMINEES: 01-Thomas H. Johnson, 02-Frank S. Royal,             For   Withhold  Except
   03-Hugh V. White, Jr. (each for Class III to serve until the   [ ]     [ ]       [ ]
   2004 annual meeting of stockholders)
                                                                                              In their discretion, the proxies are
-------------------------------------                                                         authorized to vote upon such other
(Except for nominee(s) written above)                                                         business and matters incident to the
                                                                                              conduct of the meeting as may properly
                                                                                              come before the meeting.


                                                                                              The Board of Directors unanimously
                                                                                              recommends a vote FOR proposal 1.


                                                                                              This proxy when properly executed will
                                                                                              be  voted in the manner directed
                                                                                              herein by the undersigned stockholder.
                                                                                              If no direction is made, this proxy
                                                                                              will be voted for the proposal
                                                                                              presented.

                                                                                                   Dated:____________________ , 2001

                                                                                              Signature(s)__________________________

                                                                                              ______________________________________
                                                                                              Please sign exactly as your name
                                                                                              appears. Joint owners should each sign
                                                                                              personally. Where applicable,
                                                                                              indicate your official position or
                                                                                              representative capacity.

CONTROL NUMBER            FOLD AND DETACH HERE


                                VOTE BY TELEPHONE

                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-       There is NO CHARGE for this call.

- On a touch tone telephone call TOLL FREE 1-877-587-0758 24 hours a day - 7 days a week.

- You will be asked to enter a Control Number which is located on the middle-left of this form.

---------------------------------------------------------------------------------------------------------------
    OPTION #1: To vote as the Board of Directors recommends on the proposal: Press 1.
---------------------------------------------------------------------------------------------------------------

                        YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
    OPTION #2: To withhold your vote, press 0. You will hear these instructions:
---------------------------------------------------------------------------------------------------------------

    To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To
    WITHHOLD FOR AN INDIVIDUAL nominee, press 0. If you press 0, enter the two digit number that precedes the nominee(s) for whom you withhold your vote;
    then press 0 again.

                        YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

---------------------------------------------------------------------------------------------------------------
                     If you vote by telephone, there is no need for you to return your proxy.
                                               THANK YOU FOR VOTING!
---------------------------------------------------------------------------------------------------------------

From:                                                             --------------
PROXY TABULATOR                                                    FIRST CLASS
P.O. BOX 9132                                                     U.S. POSTAGE
HINGHAM, MA 02043-9132                                                PAID
                                                                     PROXY
                                                                   TABULATOR
                                                                 --------------

                                                        March 23, 2001

Dear Plan Participant:

     The instruction card to vote your Chesapeake Corporation common stock held in the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees or the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees (the "Plans") is on the lower portion of this page. It is important that you instruct the trustee to vote your shares held in the Plans by completing the instruction card below and returning it to Putnam Investments.

     As a participant in the Plans, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the SunTrust Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia on Wednesday, April 25, 2001, at 10:00 A.M. If you plan to attend the meeting and have not otherwise requested an admittance card, you may do so by contacting our corporate office in Richmond at (804) 697-1000.

                                                Sincerely,

                                                J.P. Causey Jr.
                                                Secretary

        - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING -

To: Putnam Investments
    Trustee of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees and the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees


     With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees or the Chesapeake Corporation 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.



                                 (Please sign, date and return this card in the
                                              enclosed envelope.)

                                  ADDRESS CHANGE AND/OR COMMENTS MARK HERE [  ]

                                  Dated:                           , 2001
                                        ---------------------------

                            Please sign exactly as name is printed to the left.

                            [                                                  ]

                                                 Signature

         - PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING -

                    PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR A NUMBER 2 PENCIL.
                    PLEASE DO NOT USE FINE POINT PENS.                       [X]

The Board of Directors Unanimously Recommends a Vote FOR the Following Proposal:

1.   ELECTION OF DIRECTORS:                                                                            WITHHOLD
                                                                                                       AUTHORITY
     Nominees:      (01) Thomas H. Johnson, (02) Frank S. Royal, (03) Hugh V.            FOR all    to vote for all
                    White, Jr. (each for Class III to serve until the 2004 annual        nominees      nominees
                    meeting of stockholders).                                            listed        listed at
                                                                                         at left         left          *EXCEPTIONS
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark              [ ]           [ ]              [ ]
the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
           -------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.


                      PLEASE SIGN AND DATE ON THE REVERSE

                        (Continued on the reverse side)